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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K


                                CURRENT  REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 21, 1998 (May 5, 1998)


                               GREY WOLF, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        Texas                        1-8226                                 74-2144774
(State of Incorporation)      (Commission File Number)          (IRS Employer Identification No.)



                        10370 Richmond Avenue, Suite 600
                           Houston, Texas 77042-4136
             (Address of Registrant's principal executive offices)



                                 (713) 435-6100
            (Registrant's telephone number, including area code)




                                (Not Applicable)
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

144A OFFERING OF $75.0 MILLION OF 8-7/8% SENIOR NOTES DUE 2007, SERIES B

         On May 5, 1998, Grey Wolf, Inc. (the "Company") entered into a Purchase Agreement with Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., and Prudential Securities Incorporated (collectively, the "Initial Purchasers") for the purchase of an aggregate of $75.0 million of 8 7/8% Senior Notes due 2007, Series B (the "Notes"). The offering of the Notes (the "Offering") closed on May 8, 1998. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are subject to certain transfer restrictions. The Notes were resold by the Initial Purchaser pursuant to Rule 144A under the Securities Act to Qualified Institutional Buyers, as defined in Rule 144A.

         Interest on the Notes is payable semi-annually on January 1 and July 1 of each year, commencing July 1, 1998, accruing from May 8, 1998. The Notes are general unsecured senior obligations of the Company, ranking pari passu in right of payment with all indebtedness and other liabilities of the Company that are not subordinated by their terms to other Indebtedness (as defined in the Indenture (as defined herein)) of the Company and senior in right of payment to all indebtedness of the Company that by its terms is so subordinated. The Notes will rank pari passu in right of payment with $175.0 million of 8-7/8% Senior Notes due 2007 (the "Series A Notes") issued in 1997.

         As of December 31, 1997, on a pro forma basis after giving effect to the issuance of the Notes and the application of a portion of the net proceeds thereof to repay amounts outstanding under the Bank Credit Facility, the Company would have had outstanding approximately $3.2 million of secured indebtedness. The Indenture, dated May 8, 1998, among the Company, the Guarantors and Chase Bank of Texas, National Association, as trustee (the "Indenture"), permits the Company and its Subsidiaries (as defined in the Indenture) to incur additional Indebtedness, including senior indebtedness of up to $100.0 million aggregate principal amount which may be secured by liens on all of the assets of the Company and its Subsidiaries, subject to certain limitations.

GUARANTEES

         The Notes are unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by Grey Wolf Drilling Company, a Texas corporation and wholly-owned subsidiary of the Company ("GW Drilling"); Murco Drilling Corporation, a Delaware corporation and wholly-owned subsidiary of GW Drilling ("Murco"); Grey Wolf International, Inc., a Texas corporation and wholly-owned subsidiary of the Company ("International"); and DI Energy, Inc., a Texas corporation and wholly-owned subsidiary of the Company ("Energy," and with GW Drilling, Murco, and International, collectively, the "Guarantors"), which include all domestic, wholly-owned Subsidiaries and any other Subsidiary that guarantees any Indebtedness of the Company and its Subsidiaries. The Guarantees will be senior unsecured obligations of the Guarantors and will rank pari passu in right



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of payment with the guarantee of the Series A Notes made by such Guarantors and all other indebtedness and liabilities of such Guarantors that are not subordinated by their terms to other Indebtedness of such Guarantors. In addition, the Guarantees will be effectively subordinated to secured Indebtedness of the Guarantors, including Indebtedness under the Bank Credit Facility, which is secured by substantially all of the assets of the three most significant Guarantors, GW Drilling, Murco and International. The Notes will be effectively subordinated to claims of creditors (other than the Company) of the Company's Subsidiaries other than the Guarantors. Claims of creditors (other than the Company) of such Subsidiaries, including trade creditors, tort claimants, secured creditors, taxing authorities and creditors holding guarantees, will generally have priority as to the assets of such Subsidiaries over the claims and equity interest of the Company and, thereby indirectly, the holders of the indebtedness of the Company, including the Notes and the Guarantees.

REDEMPTION OR REPURCHASE OF THE NOTES

         Subject to certain limitations, the Notes will be redeemable, at the Company's option, in whole or in part from time to time on or after July 1, 2002, at the following redemption prices, plus accrued and unpaid interest to the redemption date:

            Year                                       Percentage
            ----                                       ----------
            2002                                       104.4357%
            2003                                       102.9580%
            2004                                       101.4792%
            2005 and thereafter                        100.0000%

In the event the Company consummates one or more Qualified Equity Offerings (as defined in the Indenture) on or before June 27, 2000, subject to certain limitations, the Company at its option may use all or a portion of the net cash proceeds from such Qualified Equity Offerings to redeem up to 30% of the aggregate principal amount of the Notes at a redemption price equal to 108.875% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $50.0 million aggregate principal amount of Notes remains outstanding immediately after such redemption.

         Upon a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase.

CERTAIN COVENANTS

         The Indenture contains covenants limiting the ability of the Company and its Subsidiaries to, among other things, pay dividends or make other Restricted Payments (as defined in the Indenture), incur additional Indebtedness (as defined in the Indenture), make Investments (as defined in the Indenture), permit Liens (as defined in the Indenture), incur dividend and other payment restrictions affecting Subsidiaries, enter into consolidation, merger, conveyance, lease or transfer





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transactions, make asset sales, enter into transactions with Affiliates (as defined in the Indenture) and engage in unrelated lines of business. In addition, the Indenture imposes restrictions on the ability of Subsidiaries to issue guarantees. These covenants are subject to certain exceptions and qualifications as provided in the Indenture.

USE OF PROCEEDS

         Of the net proceeds of the Offering: (i) approximately $30.0 million was applied to repay indebtedness incurred in connection with the acquisition of Murco effected in January 1998; (ii) approximately $5.6 million is intended to be used for refurbishment of drilling rigs, and (iii) the remainder is expected to be used for general corporate purposes.

REGISTRATION RIGHTS

         Pursuant to a Registration Rights Agreement, dated May 8, 1998, among the Company, the Guarantors, and the Initial Purchasers (the "Registration Rights Agreement"), the Company and the Guarantors will (i) file a registration statement (the "Exchange Offer Registration Statement") on or prior to 60 days after the consummation of the Offering (the "Closing Date") with respect to an offer to exchange the Notes for new senior notes of the Company (the "Exchange Notes") registered under the Securities Act with terms substantially identical to those of the Notes (the "Exchange Offer") and (ii) to use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the Securities and Exchange Commission (the "Commission") on or prior to 120 days after the Closing Date. If applicable law or interpretations of the Commission's staff do not permit the Company and the Guarantors to effect the Exchange Offer, or if certain holders of Notes are not permitted to participate in, or do not receive the benefit of, the Exchange Offer, the Company and the Guarantors will use their reasonable best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Notes and to keep such registration statement effective for one year or such shorter period ending when all of the Notes have been sold under such shelf registration statement.

         If the Company fails to meet certain deadlines and other obligations established by the Registration Rights Agreement (a "Registration Default"), the Company would be obliged to pay additional interest ("Special Interest") to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such holder. The amount of the Special Interest would increase by an additional $.05 per week per $1,000 principal amount or Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest of $.25 per week per $1,000 principal amount of Notes. All accrued Special Interest will be paid by the Company on each interest payment date. Following the cure of all Registration Defaults, the accrual of Special Interest will cease. The right of a holder of Notes to receive Special Interest will be the exclusive remedy and liquidated damages for any Registration Defaults.





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
DISTRIBUTION

         The Notes were initially issued in book entry form through the facilities of The Depository Trust Company ("DTC") which will act as depository for the Notes. Such Notes were issued in global form and interests in Global Notes will be shown on and transfers will be effected only through records maintained by DTC and its participants. The Notes sold to Qualified Institutional Buyers (as defined in Rule 144A promulgated under the Securities
Act) are to be traded in the PORTAL market.

CONSENT SOLICITATION

         Concurrent with the Offering, the Company sought the consent of the holders of the Series A Notes to a Second Supplemental Indenture to the indenture under which the Series A Notes were issued (the "Series A Indenture") to permit the Offering. The Second Supplemental Indenture amended the definition of "Permitted Indebtedness" under the Series A Indenture so as to permit the Company's subsidiaries that guarantee the Series A Notes to also guarantee (pursuant to Section 4.04 of the Series A Indenture) other indebtedness of the Company incurred in compliance with Section 4.03 of the Series A Indenture, which contains certain limitations of the Company's right to incur additional indebtedness. The principal effect of this amendment was to enable the guarantors of the Series A Notes to also guarantee the Series B Notes. The Offering was closed upon receipt by the Company of executed consents from the holders of a majority in aggregate principal amount of the Series A Notes.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)      EXHIBITS

         Exhibit 4.1 Purchase Agreement, dated May 5, 1998, by and among Grey Wolf, Inc. and the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., and Prudential Securities Incorporated.

         Exhibit 4.2 Registration Rights Agreement, dated May 8, 1998, by and among Grey Wolf, Inc., the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., and Prudential Securities Incorporated.

         Exhibit 4.3 Indenture, dated May 8, 1998, by and among Grey Wolf, Inc., the Guarantors, and Chase Bank of Texas, National Association, as Trustee.

         Exhibit 4.4              Global Note, dated May 8, 1998.





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
         Exhibit 4.5 Indenture, dated as of June 27, 1997, among Grey Wolf, Inc. (formerly "DI Industries, Inc."), the Guarantors, and Chase Bank of Texas, National Association (formerly "Texas Commerce Bank National Association"), as Trustee, as amended by Supplemental Indenture, dated March 31, 1998, among Murco Drilling Corporation, Grey Wolf, Inc., the Guarantors, and Chase Bank of Texas, National Association, as Trustee, and as further amended by Second Supplemental Indenture, dated May 8, 1998, by and among Grey Wolf, Inc., the Guarantors, and Chase Bank of Texas, National Association, as Trustee.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 1998




                                       GREY WOLF, INC.




                                         /s/ David W. Wehlmann
                                       -----------------------------------------
                                         David W. Wehlmann,
                                         Senior Vice President, Chief Financial
                                         Officer and Secretary





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
                               INDEX OF EXHIBITS


Exhibit Number            Description
--------------            -----------
Exhibit 4.1               Purchase Agreement, dated May 5, 1998, by and among Grey Wolf, Inc. and the Guarantors, and
                          Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., and Prudential
                          Securities Incorporated.

Exhibit 4.2               Registration Rights Agreement, dated May 8, 1998, by and among Grey Wolf, Inc., the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., and Prudential
                          Securities Incorporated.

Exhibit 4.3               Indenture, dated May 8, 1998, by and among Grey Wolf, Inc., the Guarantors, and Chase Bank of
                          Texas, National Association, as Trustee.

Exhibit 4.4               Global Note, dated May 8, 1998.

Exhibit 4.5               Indenture, dated as of June 27, 1997, among Grey Wolf, Inc. (formerly "DI Industries, Inc."), the Guarantors, and Chase Bank of Texas, National Association (formerly "Texas Commerce Bank
                          National Association"), as Trustee, as amended by Supplemental Indenture, dated March 31, 1998, among Murco Drilling Corporation, Grey Wolf, Inc., the Guarantors, and Chase Bank of Texas,
                          National Association, as Trustee, and as further amended by Second Supplemental Indenture, dated May 8, 1998, by and among Grey Wolf, Inc., the Guarantors, and Chase Bank of Texas,
                          National Association, as Trustee.





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